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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 37 to the registration statement on Form N-1A of The Charles Schwab Family of Funds (the "Registration Statement") of our reports dated January 29, 1999, relating to the financial statements and financial highlights appearing in the December 31, 1998 Annual Reports to Shareholders of Schwab Money Market Fund, Schwab Government Money Fund, Schwab US. Treasury Money Fund, Schwab Municipal Money Fund, Schwab California Municipal Money Fund, Schwab New York Municipal Money Fund, Schwab New Jersey Municipal Money Fund, Schwab Pennsylvania Municipal Money Fund, Schwab Florida Municipal Money Fund, Schwab Value Advantage Money Fund, Schwab Institutional Advantage Money Fund, Schwab Retirement Money Fund, and Schwab Government Cash Reserves Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountant" in the Statements of Additional Information.



San Francisco, CA
April 22, 1999